Exhibit 99.1

CONTACTS: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

    Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

    Neil Demers, Diego Pellicer Colorado, 720-937-9073, neil@diego-pellicer.com

URLS: www.diego-pellicer.com; www.cbaglobes.com

FOR IMMEDIATE RELEASE

Diego Pellicer Receives National Honors for the “Most Valuable Brand of the Year”

and the “Best Retail Center” at the 2018 National Cannabis Business Awards

DENVER (Dec. 6, 2018) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWW) the premium marijuana brand and management company, today announced that Diego Pellicer took top national honors at the 2018 Cannabis Business Awards, receiving two CBA Globe awards in the sought-after categories of retail and branding.

Diego Pellicer was awarded “Most Valuable Brand of the Year” beating out tough national competition including MedMen™, The Clinic, Lightshade and Olio. Diego was also honored as the “Best Retail Center” for the second year in a row, defeating other highly regarded names including LiveWell, The Clinic, The Green Solutions, Euflora and Kind Love.

“The Cannabis Business Awards are the most prestigious awards in the multi-billion dollar cannabis industry. This is such an honor for Diego Pellicer,” said Ron Throgmartin, CEO of Diego Pellicer Worldwide, Inc. “We’ve known the power of Diego’s premium brand and progressive business model – these two CBA Globe awards demonstrate that Diego customers appreciate the world-class experience that Diego Pellicer provides and the industry recognizes our leading management model.”

CBA Globes Presented at Exclusive Event in Colorado

The CBA Globe awards were presented to Throgmartin and Neil Demers, CEO of Diego Pellicer – Colorado, at an exclusive evening event at the Hilton Ballroom in downtown Denver on December 5, 2018. The red carpet event was packed with the top business executives, trailblazers and thought leaders in the cannabis industry.

“This is monumental. These awards are the pinnacle of the profession, recognizing the best of the best,” said Demers. “The premium Diego Pellicer branded stores feature the finest products, hospitality level quality service in an approachable, world-class environment. We are truly honored to have been nominated by so many and to receive two prestigious CBA Globe Awards.”

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Diego Pellicer 2018 Cannabis Business Awards / Page Two

Since 2011, Chloe Villano and Clover Leaf have been producing the Cannabis Business Awards to honor cannabis professionals deserving of historical recognition and esteemed accolades for industry progression and innovation. The national Cannabis Business Awards are presented to cannabis industry businesses, individuals and organizations in both medical and recreational sectors, as well as ancillary industries.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and management company. In addition to its branded locations in Colorado and Washington, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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